Exhibit 99.1

NasdaqGM:CECE	NEWS RELEASE

CECO Environmental Reports Fourth Quarter and Full Year 2013 Results

•	Revenue of $68.7 million for the fourth quarter was up 100.2% from $34.3 million in the prior-year period.

•	Operating income was $3.7 million for the fourth quarter, down 16.3% from $4.4 million in the prior-year period. Non-GAAP operating income was $9.4 million for the fourth quarter, a 108.9% increase.

•	Net income per diluted share was $0.11 for the fourth quarter compared with net income per diluted share of $0.18 in 2012. Non-GAAP net income per diluted share was $0.26 for the fourth quarter of 2013, a 44.4% increase.

CINCINNATI, Ohio, March 6, 2014 — CECO Environmental Corp. (NasdaqGM:CECE), a leading global environmental technology company focused on critical solutions in the product recovery, air pollution control, fluid handling and filtration industries, today reported its financial results for the fourth quarter and full year ended December 31, 2013. Results include the operations of Met-Pro Corporation (“Met-Pro”) from the date of its acquisition on August 27, 2013.

Revenue in the fourth quarter of 2013 was $68.7 million, up 100.2% from revenue of $34.3 million in the prior-year’s fourth quarter. Recent acquisitions contributed $34.3 million of revenue in the quarter, including Met-Pro, which contributed $23.3 million for the period from October 1 to December 31.

Net income was $2.8 million in the fourth quarter of 2013 as compared with net income of $3.1 million in the fourth quarter of 2012. Excluding acquisition and integration expenses, amortization and earn-out expenses, inventory and plant, property and equipment valuation adjustments attributable to the Met-Pro acquisition and legal reserves, non-GAAP net income increased 112.5% to $6.8 million. Net income per diluted share was $0.11 in the fourth quarter of 2013 as compared with net income per diluted share of $0.18 in the fourth quarter of 2012; Non-GAAP net income per diluted share, adjusted as noted above, increased 44.4% to $0.26 from $0.18 in the prior year period.

Bookings were $66.8 million in the fourth quarter of 2013, compared with $26.3 million in the fourth quarter of 2012, an increase of 154%.

Cash and cash equivalents were $22.7 million and bank debt was $88.9 million as of December 31, 2013 compared to $23.0 million and no bank debt as of December 31, 2012. The increase in debt was attributable to the Met-Pro Acquisition.

FINANCIAL HIGHLIGHTS FOR FULL YEAR 2013

Revenue in 2013 was $197.3 million, up 46.1% from $135.1 million in 2012. Acquisitions contributed $68.1 million in revenue in 2013.

Operating income was $7.0 million compared with $16.7 million in 2012, and non-GAAP operating income was $25.8 million, up 51.8%.

Net income in 2013 was $6.6 million as compared with $10.9 million in 2012. Excluding acquisition and integration expenses, amortization and earn-out expenses, inventory and plant, property and equipment valuation adjustments attributable to the Met-Pro acquisition and legal reserves, non-GAAP net income increased 83.8% to $20.4 million.

Net income per diluted share was $0.32 in 2013 as compared with $0.65 in 2012 and non-GAAP net income per diluted share increased 50.7% to $0.98.

BACKLOG AND BOOKINGS

Total backlog at December 31, 2013 was $98.5 million as compared with $100.4 million on September 30, 2013, and $59.5 million on December 31, 2012. Acquisitions contributed approximately $37.1 million to the backlog on a year-over-year basis.

Bookings in the fourth quarter of 2013 were $66.8 million, up from $26.3 million in the prior-year period. Bookings were $199.2 million in 2013, compared with $139.7 million in 2012.

QUARTERLY DIVIDEND

On March 5, 2014, CECO’s Board of Directors approved a quarterly dividend of $0.05 per share. The dividend will be paid on March 31, 2014 to all shareholders of record at the close of business on March 19, 2014. CECO initiated a Dividend Reinvestment Plan (“DRIP”) in 2012 that provides for the voluntary reinvestment of dividends by its stockholders.

OPERATIONAL SUMMARY

“We are pleased with CECO’s overall results both for the fourth quarter and for 2013 as we completed and integrated the acquisitions of Met-Pro, Aarding and Adwest and continued to execute on our core objectives, including profitable growth and improving margins,” said Jeff Lang, Chief Executive Officer of CECO. “We achieved several important milestones in the quarter including increased global bookings activity, strong backlog growth, significant integration progress, non-GAAP EPS growth, and expanding our global growth platform. The integration of Met-Pro has been quite successful with targeted cost synergies already achieved, the divestiture of a small non-core business completed and non-core real estate divestitures well underway. Revenue synergies also continue to advance. We remain focused on our business and executing on our sales and operational excellence initiatives, which we expect to drive both additional top line growth and increased operating cash flow generation.”

Jeff Lang also commented, “Overall business conditions in our sector in the fourth quarter improved modestly from the prior quarter. We expect things will continue to improve throughout 2014 and that the pollution control market will outpace overall GDP. Our “One-CECO” sales initiative is beginning to pay dividends and we continue to build out our business platform in China. I am proud of what we accomplished in 2013, but even more excited about where we can take the company in 2014 and beyond as we continue to create increasing shareholder value on the back of our strengthened platform.”

Jeff Lang, Chief Executive Officer, and Neal Murphy, Chief Financial Officer, will discuss the company’s fourth quarter and full Year 2013 results during a conference call scheduled for Thursday, March 6, 2014 at 8:30 a.m. EST (7:30 a.m. Central Time).

The North American toll-free number for the call is (855) 626-8629. International callers should dial (954) 320-7630. The conference code for the call is 4839240. A webcast of the live call can be either accessed at CECO’s website at http://cecoenviro.com, or directly accessed at http://us.meeting-stream.com/cecoenvironmentalcorp_030614.

For those unable to listen to the live call, a taped replay will be available from 11:30 a.m. EST on March 7 until 11:59 p.m. EST on March 21. To access the replay, call (855) 859-2056 (North American callers) or (404) 537-3406 (international callers) and use conference code 4839240.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading global environmental technology company focused on critical solutions in the product recovery, air pollution control, fluid handling and filtration segments. Through its well-known brands, CECO provides a wide spectrum of products and services including dampers & diverters, cyclonic technology, thermal oxidizers, filtration systems, scrubbers, fluid handling equipment and plant engineered services and engineered design build fabrication. These products play a vital role in helping companies achieve exacting production standards, meeting increasing plant needs and stringent emissions control regulations around the globe. CECO globally serves a broad range of markets and industries including power, municipalities, chemical, industrial manufacturing, refining, petrochemical, metals, minerals & mining, hospitals and universities. CECO is focused on building long-term shareholder value by bringing its unique technology, portfolio and operational excellence to strategic key growth markets around the world, while maintaining the highest standards of employee development, project execution and safety leadership. CECO is listed on NASDAQ under the ticker symbol “CECE” and is a member company of the Russell 2000 Index. For more information on CECO Environmental, please visit the it’s website at http://www.cecoenviro.com.

Contact:

Corporate Information

Jeff Lang, Chief Executive Officer

Neal Murphy, Chief Financial Officer

1-800-333-5475

or

Investor Relations:

Shawn Severson

The Blueshirt Group

Phone: (415) 489-2198

Email: Shawn@blueshirtgroup.com

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)	DECEMBER 31, 2013	DECEMBER 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$22,661	$22,994
Accounts receivable, net	44,364	29,499
Costs and estimated earnings in excess of billings on uncompleted contracts	11,110	5,747
Inventories, net	25,376	3,898
Prepaid expenses and other current assets	6,651	1,943
Prepaid income taxes	3,527	240
Assets held for sale	11,083	—

Total current assets	124,772	64,321
Property, plant and equipment, net	21,665	4,885
Goodwill	132,220	19,548
Intangible assets-finite life, net	46,813	1,283
Intangible assets-indefinite life	18,419	3,526
Deferred income taxes	66	—
Deferred charges and other assets	4,581	541

	$348,536	$94,104

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$9,922	$—
Accounts payable and accrued expenses	34,356	15,093
Billings in excess of costs and estimated earnings on uncompleted contracts	13,486	11,368
Income taxes payable	1,569	1,079

Total current liabilities	59,333	27,540
Other liabilities	10,302	4,442
Debt, less current portion	79,160	—
Deferred income tax liability, net	29,335	128

Total liabilities	178,130	32,110

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 25,724,519 and 17,096,543 shares issued in 2013 and 2012, respectively	257	171
Capital in excess of par value	159,566	54,800
Accumulated earnings	11,911	9,691
Accumulated other comprehensive loss	(972)	(2,312)

	170,762	62,350
Less treasury stock, at cost, 137,920 shares in 2013 and 2012	(356)	(356)

Total shareholders’ equity	170,406	61,994

	$348,536	$94,104

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
(dollars in thousands, except per share data)	2013	2012	2013	2012
Net sales	$68,727	$34,332	$197,317	$135,052
Cost of sales	47,207	23,148	135,762	92,609

Gross profit	21,520	11,184	61,555	42,443
Selling and administrative	13,060	6,705	37,098	25,429
Acquisition and integration expenses	606	—	7,224	—
Amortization and earn out expenses	3,171	79	6,761	331
Legal reserves	1,000	—	3,500	—

Income from operations	3,683	4,400	6,972	16,683
Other income (expense), net	818	(19)	982	(152)
Interest expense (including related party interest of $0 and $39, and $0 and $217, respectively)	(792)	(340)	(1,499)	(1,168)

Income before income taxes	3,709	4,041	6,455	15,363
Income tax (benefit) expense	942	989	(102)	4,513

Net income	$2,767	$3,052	$6,557	$10,850

Earnings per share:
Basic	$0.11	$0.20	$0.33	$0.73

Diluted	$0.11	$0.18	$0.32	$0.65

Weighted average number of common shares outstanding:
Basic	25,582,686	15,473,944	20,116,991	14,813,186
Diluted	26,101,523	17,363,121	20,719,951	17,246,058

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in millions)	2013	2012	2013	2012
Gross profit as reported in accordance with GAAP	$21.5	$11.2	$61.6	$42.4
Gross profit margin in accordance with GAAP	31.3%	32.6%	31.2%	31.4%
Inventory valuation adjustment	0.7	—	1.1	—
Plant, property and equipment valuation adjustment	0.1	—	0.2	—

Non-GAAP gross margin	$22.3	$11.2	$62.9	$42.4
Non-GAAP gross profit margin	32.4%	32.6%	31.9%	31.4%

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in millions)	2013	2012	2013	2012
Operating income as reported in accordance with GAAP	$3.7	$4.4	$7.0	$16.7
Operating margin in accordance with GAAP	5.4%	12.8%	3.5%	12.4%
Inventory valuation adjustment	0.7	—	1.1	—
Plant, property and equipment valuation adjustment	0.1	—	0.2	—
Acquisition and integration expenses	0.6	—	7.2	—
Amortization and contingent acquisition expenses	3.3	0.1	6.8	0.3
Legal reserves	1.0	—	3.5	—

Non-GAAP operating income	$9.4	$4.5	$25.8	$17.0
Non-GAAP operating margin	13.6%	13.1%	13.1%	12.6%

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in millions)	2013	2012	2013	2012
Net income as reported in accordance with GAAP	$2.8	$3.1	$6.6	$10.9
Inventory valuation adjustment	0.7	—	1.1	—
Plant, property and equipment valuation adjustment	0.1	—	0.2	—
Acquisition and integration expenses	0.6	—	7.2	—
Amortization and earn out expenses	3.3	0.1	6.8	0.3
Legal reserves	1.0	—	3.5	—
Tax benefit of expenses	(1.7)	(0.1)	(5.0)	(0.1)

Non-GAAP net income	$6.8	$3.1	$20.4	$11.1

Earnings per share:
Basic	$0.11	$0.20	$0.33	$0.73
Diluted	$0.11	$0.18	$0.32	$0.65
Non-GAAP earnings per share:
Basic	$0.27	$0.20	$1.01	$0.73
Diluted	$0.26	$0.18	$0.98	$0.65

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing the non-GAAP historical financial measures presented above as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A “non-GAAP financial measure” is a numerical measure of a company’s historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, and non-GAAP earnings per basic and diluted share, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of expenses related to acquisition and integration expense activities including retention, legal, accounting, banking, amortization and contingent earnout expenses, legal reserves and the associated tax benefit of these charges. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to compare the company’s results over multiple periods. Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, and non-GAAP earnings per basic and diluted shares are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, and non-GAAP earnings per basic and diluted share stated in the tables above present the most directly comparable GAAP financial measure and reconcile to the most directly comparable GAAP financial measures.

Safe Harbor

Any statements contained in this press release other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include, but are not limited to: our ability to successfully integrate Met-Pro’s operations and realize the synergies from the acquisition, as well as a number of factors related to our business including economic and financial market conditions generally and economic conditions in CECO’s service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for contract revenue; fluctuations in operating results from period to period due to seasonality of the business; the effect of growth on CECO’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; changes in or developments with respect to any litigation or investigation; the potential for fluctuations in prices for manufactured components and raw materials; the substantial amount of debt in connection with the Met-Pro acquisition and CECO’s ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; and the effect of competition in the air pollution control and industrial ventilation industry. These and other risks and uncertainties are discussed in more detail in CECO’s filings with the Securities and Exchange Commission, including our reports on Form 10-K and Form 10-Q. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. All forward-looking statements attributable to CECO or persons acting on behalf of CECO are expressly qualified in their entirety by the cautionary statements and risk factors contained in this press release and CECO’s respective filings with the Securities and Exchange Commission. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, CECO undertakes no obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.